Exhibit 4.5

TRIANT TECHNOLOGIES INC.

1997 SHARE INCENTIVE PLAN

(Amended and Restated to July 23, 2003)

1.

Purpose

1.1

The purpose of the 1997 Share Incentive Plan (the "Plan") is to establish a plan to advance the interests of Triant Technologies Inc. (the "Company") by encouraging equity participation in the Company by its directors and employees through acquisition of the Company's common shares without par value ("Shares") pursuant to the grant of non-assignable, non-transferable options to purchase Shares ("Options") and through the grant of Share bonuses.

2.

Administration of the Plan

2.1

The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to interpret the Plan and may from time to time amend or rescind rules and regulations required for carrying out the Plan. Any such interpretation or construction of any provisions of the Plan shall be final and conclusive. All administrative costs of the Plan shall be paid by the Company. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

3.

Participation

3.1

For the purposes of the Plan, "employee" shall have the meaning set forth in the British Columbia Securities Commission's Local Policy Statement 3-24 and "consultant" shall have the meaning set forth in British Columbia Securities Commission's Blanket Order BOR#96/15, each as may be amended or superseded from time to time.

3.2

Options may be granted under the Plan to persons who are employees (including officers, whether or not directors, and part-time employees) of or independent consultants to the Company or any of its subsidiaries who, by the nature of their positions or jobs, are, in the opinion of the Board, in a position to contribute to the success of the Company or any of its subsidiaries or who, by virtue of their length of service to the Company (or any predecessors thereof) or to any of its subsidiaries, are, in the opinion of the Board, worthy of special recognition. Designation of such a participant in any year shall not require the designation of such person to receive an Option in any other year. The Board shall consider such factors as it deems pertinent in selecting such optionees and in determining the amount and terms of their respective Options.

3.3

Options may also be granted under the Plan to directors of the Company who are not also executive officers or employees of the Company ("non-management directors"). As of the date of the initial election or appointment of a person as a director of the Company who is, at such time, a non-management director, such non-management director will automatically be granted an Option to purchase 50,000 Shares. Upon each subsequent election or re-election of a non-management director (then having such status) as a director of the Company at successive annual general meetings of shareholders of the Company, such non-management director will automatically be granted, as of the meeting date, an Option to purchase 15,000 Shares. Non-management directors will also be automatically granted options to purchase Shares, for the number indicated as follows, upon any initial appointment to serve in the following capacities and upon any subsequent appointment after successive annual general meetings to so serve:  Chairman of the Board - 10,000 Shares; Chairman of a Committee of the Board - 5,000 Shares; Member of a Committee of the Board - 2,500 Shares. Notwithstanding the provisions herein for automatic grants of Options to non-management directors, the Board may, in its discretion, determine alternative terms of any Option grant to a particular non-management director and, if any particular automatic or discretionary grant of an Option to a non-management director would violate the limitations set forth in the provisions of Sections 4 and 5, then the grant of such Option shall be postponed until such time as when the Option may be granted within such limitations.

3.4

Any options previously granted by the Company under the Company's Share Incentive Plan, as amended and restated to March 28, 1996 (the "Prior Plan"), which remain outstanding upon adoption of this Plan will be deemed to have been issued under and will be governed by the terms of the Plan, and in the event of inconsistency between the terms of the agreements governing such options granted under the Prior Plan and the terms of the Plan, the terms of such agreements shall govern. Any Shares issuable upon exercise of such options granted under the Prior Plan will be included for the purpose of calculating the amounts set out in Section 4 hereof.

3.5

Options may also be granted under the Plan in substitution for outstanding options of another corporation in connection with a plan of arrangement, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other corporation and the Company or any of its subsidiaries.

3.6

Where the Board in its discretion decides that any full-time employee (whether or not an officer or a director) of the Company or any of its subsidiaries has rendered meritorious services which contributed to the success of the Company or any of its subsidiaries, the Board shall have the right in its sole and absolute discretion to grant to such employee, on any terms and conditions, subject to any provisos and restrictions, and for such cash consideration, if any, as the Board may determine, the right (a "Bonus") to acquire such number of Shares ("Bonus Shares") as the Board may determine.

4.

Number of Shares Reserved under the Plan

4.1

For the purpose of this Section 4, "Insider" shall mean an "insider" as defined in the Securities Act (British Columbia), as may be amended from time to time.

4.2

The maximum aggregate number of Shares issuable pursuant to this Plan may not exceed 8,310,000 Shares (including Shares issuable upon exercise of outstanding options granted under the Prior Plan assumed by the Plan upon its effectiveness pursuant to Section 20 hereof), 8,267,500 of which may be issued upon exercise of Options ("Option Shares") and 42,500 of which may be issued as Bonus Shares.

4.3

If and for so long as the Shares are listed on the Vancouver Stock Exchange: (a) the maximum aggregate number of Option Shares that may be reserved under the Plan or other share compensation arrangements of the Company for issuance to independent consultants to the Company shall not exceed 2% of the issued and outstanding number of Shares from time to time if so required by the Vancouver Stock Exchange, and (b) the maximum aggregate number of Option Shares that may be reserved under the Plan or other share compensation arrangements of the Company for issuance to directors or employees who are employed in an investor relations capacity shall not exceed 2% of the issued and outstanding number of Shares from time to time if so required by the Vancouver Stock Exchange.

5.

Number of Shares per Optionee

5.1

The maximum number of Option Shares or Shares that may be reserved for issuance to any one person pursuant to Options or other share compensation arrangements shall not exceed 5% of the issued and outstanding number of Shares from time to time.

5.2

Subject to Sections 4 and 5.1, the determination regarding the number of Bonus Shares or Option Shares subject to an Option that may be granted to an employee of or an independent consultant to the Company will be made by the Board, taking into consideration the employee's or independent consultant's present and potential contribution to the success of the Company.

5.3

Options may be granted to non-management directors of the Company as set forth in Section 3.3.

6.

Price

6.1

The exercise price per Option Share ("Exercise Price") shall be determined by the Board at the time of grant of the Option in respect of such shares, but such price shall not be less than the fair market value per Share on the date of grant and shall be subject to the approval of the stock exchanges on which the Shares are then listed. For the purposes of the Plan, "fair market value" per Share shall mean the closing trading price of the Shares on the Toronto Stock Exchange (“TSE”) on the day immediately preceding the date on which the directors grant the Option (and in the case of automatic grants of Options to non-management directors, the closing trading price on the TSE on the day  immediately  preceding the designated date of automatic grant of such Option as set forth in section 3.3).

6.2

Subject to applicable regulatory requirements and approval, the Board may renegotiate a lower Exercise Price than originally provided for on the date of grant of an Option.

7.

Exercise of Options

7.1

The period during which an Option may be exercised (the "Option Period") shall be determined by the Board at the time the Option is granted and may be up to ten years (up to five years for Options granted to independent consultants) from the date the Option is granted, except as the same may be reduced pursuant to the provisions of sections 8 and 9 hereof. Subject to the applicable maximum Option Period provided for in this section 7.1 and subject to applicable regulatory requirements and approvals, the Board may renegotiate a longer Option Period than originally provided for on the date of grant of an Option.

7.2

In order to ensure that the Company will receive the benefits contemplated in exchange for the Options granted hereunder, no Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified in an option agreement as provided for in section 10 hereof, provided, however, that the Board shall have the right with respect to any one or more optionees to accelerate the time at which an Option may be exercised. If there is a takeover bid or tender offer made for all or any of the issued and outstanding Shares, then the Board may, by resolution, permit all Options outstanding to become immediately exercisable in order to permit shares issuable under such Options to be tendered to such bid or offer.

7.3

Options shall be exercisable, either all or in part, at any time after vesting.  If less than all of the Shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option Period.

7.4

The exercise of any Option for Option Shares will be contingent upon receipt by the Company of payment for the full Exercise Price in respect of such Option Shares in cash by way of certified cheque or bank draft. No optionee or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Option Shares, unless and until certificates for such Shares are issued to him, her or them under the terms of the Plan.

8.

Termination of Relationship with Company

8.1

If an optionee shall cease to be an employee or director of the Company or any of its subsidiaries for any reason (other than death), he or she may, but only within 30 days of his or her ceasing to be such an employee or director, exercise his or her Option to the extent that it has vested and not been exercised and has not otherwise expired. The Board may, in its sole discretion and under conditions determined by it, extend such 30-day period (for a specified period up to the expiry of the Option) for an optionee.

9.

Death of Optionee

9.1

In the event of the death of an optionee, the Option theretofore granted to him or her shall be exercisable only within a period of up to one year after such death (as specified in his or her option agreement) and then only:

(a)

by the person or persons to whom the optionee's rights under the Option shall pass by the optionee's will or by the laws of descent and distribution; and

(b)

to the extent that the Option has vested and not been exercised and has not otherwise expired.

10.

Option Agreement

10.1

Upon the grant of an Option, the Company and the optionee shall enter into an option agreement setting out the number of Option Shares covered by the Option and incorporating the terms and conditions of the Plan and any other requirements of regulatory bodies having jurisdiction over the securities of the Company.

10.2

Without limiting the generality of the foregoing, each stock option agreement entered into pursuant to this Plan shall contain a provision that shareholder approval shall be obtained in respect of any Option grant or any amendments to the option agreement, if so required by securities regulatory authorities having jurisdiction over the securities of the Company.

11.

Adjustment in Shares Subject to the Plan

11.1

The Exercise Price and the number of Option Shares covered by an Option will, with respect to the then unexercised portion thereof, be adjusted by the Board from time to time (on the basis of such advice as the Board considers appropriate, including, if considered appropriate by the Board, a certificate of auditors of the Company) in the event and in accordance with the provisions and rules set out in this section 11. Any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules will be conclusively determined by the Board, and any such determination will be binding on the Company, the optionee and all other affected parties.

(a)

In the event that a dividend is declared upon the Shares, payable in Shares (other than in lieu of dividends paid in the ordinary course), the number of Shares then subject to any Option shall be adjusted by adding to each such Share the number of Shares which would be distributable thereon if such Share had been outstanding on the date fixed for determining shareholders entitled to receive such stock dividend.

(b)

In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then there shall be substituted for each Share subject to any Option the number and kind of Shares or other securities of the Company or another corporation into which each outstanding Share shall be so changed or for which each such Share shall be exchanged.

(c)

In the event that there is any change, other than as specified above in this section 11, in the number or kind of outstanding Shares or of any securities into which such Shares shall have been changed or for which they shall have been exchanged, then, if the Board, in its sole discretion, determines that such change equitably requires an adjustment to be made in the number or kind of Shares then subject to any Option, an equitable adjustment shall be made in the number or kind of Shares, such adjustment shall be made by the Board and be effective and binding for all purposes.

(d)

In the event that the Company distributes by way of a dividend, or otherwise, to all or substantially all holders of Shares, property, evidences of indebtedness or shares or other securities of the Company (other than Shares) or rights, options or warrants to acquire Shares or securities convertible into or exchangeable for Shares or other securities or property of the Company, other than as a dividend in the ordinary course, then, if the Board, in its sole discretion, determines that such action equitably requires an adjustment in the Exercise Price of the Option or number of Shares subject to any Option, or both, such adjustment shall be made by the Board and shall be effective and binding for all purposes.

11.2

In the case of any such substitution or adjustment as provided for in this section 11, the Exercise Price in respect of each Option for each Share covered thereby prior to such substitution or adjustment will be proportionately and appropriately varied, such variation shall generally require that the number of Shares or securities covered by the Option after the relevant event multiplied by the varied option exercise price be equal to the number of Shares covered by the Option prior to the relevant event multiplied by the original Exercise Price.

11.3

No adjustment or substitution provided for in this section 11 shall require the Company to issue a fractional share in respect of any Option, and the total substitution or adjustment with respect to each Option shall be limited accordingly.

11.4

The grant of an Option shall not affect in any way the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

12.

Transferability

12.1

All benefits, rights and options accruing to any optionee in accordance with the terms and conditions of the Plan shall be non-assignable and non-transferable, other than as specifically provided in section 9 in the event of the death of the optionee, and, during the lifetime of an optionee, may only be exercised by the optionee.

13.

Employment

13.1

In the case of employees, nothing contained in the Plan shall confer upon any optionee any right with respect to employment or continuance of employment with the Company or any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time. Participation in the Plan by an optionee is voluntary.

14.

Record Keeping

14.1

The Company shall maintain a register in which shall be recorded:

(a)

the name and address of each optionee; and

(b)

the number of Shares subject to an Option and the number of Option Shares covered by such Option which remain outstanding.

15.

Securities Regulation and Tax Withholding

15.1

Where necessary to effect exemption from registration or distribution of the Shares under securities laws applicable to the securities of the Company, an optionee shall be required, upon the acquisition of any Option Shares pursuant to the Plan, to acquire such Shares with investment intent (i.e. for investment purposes) and not with a view to their distribution, and to present to the Board an undertaking to that effect in a form acceptable to the Board. The Board may take such other action or require such other action or agreement by such optionee as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Company to undertake the registration or qualification of any Options or the Shares under any securities laws applicable to the securities of the Company.

15.2

The Board and the Company may take all such measures as they deem appropriate to ensure that the Company's obligations under the withholding provisions under income tax laws applicable to the Company and other provisions of applicable laws are satisfied with respect to the issuance of Shares pursuant to the Plan or the grant or exercise of Options under the Plan.

15.3

Issuance, transfer or delivery of certificates for Shares purchased pursuant to the Plan may be delayed, at the discretion of the Board, until the Board is satisfied that the applicable requirements of securities and income tax laws have been met.

16.

Amendment of the Plan

16.1

The Board reserves the right to amend or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board, provided, however, that no such amendment or termination shall adversely affect any outstanding Options granted under the Plan. In addition, any amendment of the Plan which would materially increase the benefits accruing to participants under the Plan or materially increase the number of securities which may be issued under the Plan or materially modify the requirements as to eligibility for participation in the Plan will be effective only upon the approval of the shareholders of the Company. Any material amendment to the Plan shall also be subject to any necessary approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company.

17.

No Representation or Warranty

17.1

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

18.

Necessary Approvals

18.1

The Plan is subject to regulatory approval, and the Board is authorized to amend the text thereof from time to time in order to comply with any changes thereto required by applicable regulatory authorities.

18.2

The obligation of the Company to issue and deliver any Shares in accordance with the Plan is subject to any necessary approval of any regulatory authority having jurisdiction over the securities of the Company. If any Shares cannot be issued to any optionee for whatever reason, the obligation of the Company to issue such Shares shall terminate and any Exercise Price for an Option paid to the Company will be returned to the optionee.

19.

General Provisions

19.1

Nothing contained in the Plan shall prevent the Company or any subsidiary thereof from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to shareholder approval if such approval is required by applicable securities regulatory authorities) and such arrangements may be either generally applicable or applicable only in specific cases.

19.2

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any option agreement shall be determined in accordance with the laws of the Province of British Columbia.

19.3

If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or option, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option and the remainder of the Plan any such Option shall remain in full force and effect.

19.4

Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary thereof and an optionee or any other person.

19.5

Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

20.

Term of the Plan

20.1

The Plan shall be effective as of the date of its approval by the shareholders of the Company, subject to receipt of all necessary regulatory approvals. If all necessary regulatory approvals are not received by the date of shareholder approval of the Plan, upon receipt of all necessary regulatory approvals, the Plan will be retroactively effective as of the date of shareholder approval of the Plan.

20.2

The Plan shall be effective until June 26, 2007 unless the Plan is earlier terminated by the Board pursuant to Section 16 hereof, and no Option shall be granted under the Plan after that date. Unless otherwise expressly provided in the Plan or in an applicable option agreement, any Option granted hereunder may, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after June 26, 2007 or any earlier termination date of the Plan.